                                                                  EXHIBIT 10.177
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                               LOAN AGREEMENT

                               BY AND BETWEEN

                        ROBERTS BROADCASTING COMPANY
                               OF ALBUQUERQUE

                                     AND

                          PAXSON COMMUNICATIONS OF
                            ALBUQUERQUE-14, INC.

                                   RELATING TO

                   TELEVISION STATION _______ (CHANNEL 14)
                           ALBUQUERQUE, NEW MEXICO

                                    * * *

                                JUNE 30, 1997



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                              TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I   AMOUNT AND TERMS OF THE LOANS.........................................................................2
         Section 1.1                The Loan......................................................................2
         Section 1.2                The Promissory Note...........................................................2
         Section 1.3                Interest......................................................................2
         Section 1.4                Principal.....................................................................2
         Section 1.5                Mandatory Prepayment..........................................................2
         Section 1.6                Information...................................................................2
         Section 1.7                Prepayment....................................................................2
         Section 1.8                Payment on Non-Business Days..................................................3
         Section 1.9                Taxes.........................................................................3

ARTICLE II  CLOSING...............................................................................................3
         Section 2.1                Closing Date..................................................................3

ARTICLE III SECURITY..............................................................................................3
         Section 3.1                Security Interest.............................................................3
         Section 3.2                Mortgages.....................................................................3

ARTICLE IV                          CONDITIONS OF LENDING.........................................................4
         Section 4.1                Conditions Precedent to Loan..................................................4
         Section 4.2                Compliance....................................................................5
         Section 4.3                Loan Disbursement.............................................................5
         Section 4.4                Settlement....................................................................5

ARTICLE V   REPRESENTATIONS AND WARRANTIES........................................................................6
         Section 5.1                Existence and Standing........................................................6
         Section 5.2                Authorizations, Compliance with Laws..........................................6
         Section 5.3                No Consent....................................................................6
         Section 5.4                Binding Obligations...........................................................6
         Section 5.5                Litigation....................................................................7
         Section 5.6                No Default....................................................................7
         Section 5.7                Compliance with Laws..........................................................7
         Section 5.8                Taxes.........................................................................7
         Section 5.9                Title to Properties...........................................................7
         Section 5.10               Absence of Undisclosed Liabilities............................................7
         Section 5.11               Solvency......................................................................8
         Section 5.12               Material Misstatement.........................................................8

ARTICLE VI                          COVENANTS OF BORROWER.........................................................8


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
                                                                                                       Page
                                                                                                       ----
         Section 6.1       Affirmative Covenants.........................................................8
         Section 6.2       Negative Covenants...........................................................10
         Section 6.3       Reporting Requirements.......................................................12

ARTICLE VII                EVENTS OF DEFAULT............................................................13
         Section 7.1       Events of Default............................................................13
         Section 7.2       Effect of Event of Default...................................................15

ARTICLE VIII               MISCELLANEOUS................................................................15
         Section 8.1       No Waiver; Cumulative Remedies...............................................15
         Section 8.2       Amendments...................................................................16
         Section 8.3       Conflicts....................................................................16
         Section 8.4       Address for Notices..........................................................16
         Section 8.5       Expenses.....................................................................16
         Section 8.6       Binding Effect; Assignment...................................................17
         Section 8.7       Governing Law................................................................17
         Section 8.8       Severability of Provisions...................................................17
         Section 8.9       Headings.....................................................................18
         Section 8.10      Rights Affected by Extensions................................................18
         Section 8.11      Survival of Representations and Warranties...................................18
         Section 8.12      FCC Compliance...............................................................18
         Section 8.13      Further Assurances...........................................................18
         Section 8.14      Indemnification..............................................................19
         Section 8.15      Waiver.......................................................................19
         Section 8.16      Maximum Interest.............................................................19


                               LIST OF EXHIBITS

                     Exhibit 1       --        Promissory Note
                     Exhibit 2       --        Security Agreement
                     Exhibit 3       --        Pledge Agreement
                     Exhibit 4       --        Construction Agreement
                     Exhibit 5       --        Lease Agreement
                     Exhibit 6       --        Time Brokerage Agreement
                     Exhibit 7       --        Option Agreement

                                LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of this 30th day of June, 1997, is by and among PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC., a Florida corporation having its principal offices at 601 Clearwater Park Road, West Palm Beach, Florida 33401 ("Lender"), and ROBERTS BROADCASTING COMPANY OF ALBUQUERQUE, a Delaware corporation having its principal offices at 1408 N. Kingshighway Boulevard, Suite 300, St. Louis, Missouri 63113 ("Borrower").

                                  WITNESETH:

         WHEREAS, Borrower has an application pending at the Federal Communications Commission ("FCC") for a construction permit to construct a new television station to operate on Channel 14 at Albuquerque, New Mexico (the "Station").

         WHEREAS, competing applications have been filed at the FCC by KM Communications, Inc., Albuquerque Channel 14, Inc. and
Venture Technologies Group, Inc. that are mutually exclusive with Borrower's application (the "Competing Applicants");

         WHEREAS, Lender has agreed to make a loan to Borrower up to the principal amount of Four Million Nine Hundred Thousand Dollars ($4,900,000) to be used to obtain Settlement Agreements with the Competing Applicants subject to the approval of the FCC that will provide for the FCC grant of Borrower's application;

         WHEREAS, such Loan shall be evidenced by a promissory note in the same amount, which shall be issued by Borrower and dated as of the date hereof;

         WHEREAS, the Borrower has agreed to guarantee its obligations under this Agreement and the Note and to secure such guarantee by granting Lender a first party security interest in the Station's assets and a pledge of the Borrower's Stock;

         WHEREAS, Lender and the Borrower have agreed to enter into a Construction Agreement, Lease Agreement and a Time Brokerage Agreement relating to the Station;

         WHEREAS, Lender and the Borrower have agreed to enter into an Option Agreement (the "Option Agreement"), pursuant to which, among other things, Borrower would sell and Lender would purchase all of the assets used or useful in the operations of the Station subject to the prior approval of the Federal Communications Commission ("FCC") and the terms and conditions set forth in the Option Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Lender and Borrower agree as follows:

ARTICLE I AMOUNT AND TERMS OF THE LOANS

         Section 1.1 The Loan. Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to Borrower in an aggregate principal amount not to exceed at any one time outstanding Four Million Nine Hundred Thousand Dollars ($4,900,000) (the "Loan").

         Section 1.2 The Promissory Note. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit 1 hereto (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note"), payable to the order of Lender and representing the obligation of Borrower to pay Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.4. All references to the "Note" in this Loan Agreement and the Security Agreement (each as defined in this Loan Agreement) and in such other agreements and documents executed and delivered in connection with this Loan Agreement shall be deemed to be references to the Note referred to in this Section.

         Section 1.3 Interest. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to eight percent (8%). Interest shall be calculated on the basis of a year of three-hundred and sixty (360) days and the actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Loan and shall be repaid pursuant to Section 1.4 hereof.

         Section 1.4 Principal. The outstanding principal balance of the Loan plus any accrued interest thereon shall be due and payable on [12 months after Closing Date] (the "Maturity Date") except that upon the Closing pursuant to the Option Agreement, all unpaid Principal and Accrued Interest shall be forgiven.

         Section 1.5 Mandatory Prepayment. Notwithstanding anything in this Agreement to the contrary, upon a termination of the Option Agreement for any reason the entire outstanding principal balance and all accrued interest thereon shall immediately be due and payable.

         Section 1.6 Information. Borrower agrees to furnish to Lender such information as Lender may reasonably request in connection with the Loan or the Station.

         Section 1.7 Prepayment. Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than that for the full amount of the outstanding balance, shall be in the amount of Ten Thousand Dollars ($10,000) or an integral multiple thereof, provided, however, that Borrower shall reimburse Lender for any prepayment penalty imposed on Lender or its affiliates under their debt agreements or instruments as a result of Borrower's prepayment. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.

         Section 1.8 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.

         Section 1.9 Taxes. All sums payable by Borrower hereunder or under the Note, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto. If Borrower is prohibited by law from making payments hereunder or under the Note free of such deductions or withholdings, then Borrower shall pay such additional amount as may be necessary in order that the actual amount received by Lender after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Note.

ARTICLE II CLOSING

         Section 2.1 Closing Date. Closing of the transactions contemplated by this Agreement shall occur, subject to the satisfaction of all of the conditions set forth in Article IV, within five business days following FCC approval of the Settlement Agreements with the Competing Applicants (the "Closing Date").

ARTICLE III SECURITY

         Section 3.1 Security Interest. As partial security for the Loan, Borrower shall execute and deliver to Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement") and a pledge agreement in the form of Exhibit 3 hereto (the "Pledge Agreement").

         Section 3.2 Mortgages. At such time as the Borrower acquires any parcel of real estate, the Borrower shall execute a first mortgage or deed of trust in favor of Lender on such parcel, in form and substance acceptable to Lender (a "Mortgage"). If requested by Lender, the Borrower shall also deliver to Lender with respect to such property one or more of the following documents, each of which shall be in form and substance satisfactory to

Lender: (i) fixture filing UCC-1 financing statements, (ii) copies of any lease relating to such property, if any, (iii) executed tenant subordination agreements and estoppel certificates, if applicable, (iv) a survey of such real property, (v) a mortgagee title insurance policy, with such coverage and with such endorsements, including, without limitation, usury, first loss, last dollar, revolving credit, variable rate, doing business, zoning comprehensive, contiguity (as applicable) and survey, to the extent available in the state where the property is located, as Lender may require, and (vi) any other document required by applicable law to create or perfect a mortgage lien with respect to such property or reasonably required by Lender.

ARTICLE IV            CONDITIONS OF LENDING

         Section 4.1 Conditions Precedent to Loan. The obligation of Lender to disburse the Loan hereunder is subject to the following conditions precedent:

                  (a) The Construction Agreement, Lease Agreement, Time Brokerage Agreement and Option Agreement, in the form of Exhibits 4, 5, 6 and 7 hereto, shall be duly executed by Lender and the Borrower and shall be in full force and effect;

                  (b) Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to Lender:

                      (i)   The Note, duly executed and delivered by Borrower;

                      (ii) The Pledge Agreement and Security Agreement, together with appropriate UCC-1 forms duly executed and delivered by the Borrower;

                      (iii) Copies of UCC, judgment and tax lien searches in each jurisdiction in which Collateral covered by the Security Agreement is located;

                      (iv) With respect to owned real property, if any, the documents required by Section 3.2;

                      (v) Copies of the certificates evidencing the insurance required to be maintained by the Borrower pursuant to Section 6.1(e);

                      (vi) Written evidence, satisfactory to Lender, that the Borrower has been granted a construction permit by the FCC authorizing construction of the Station and that Borrower has obtained all necessary FAA and zoning approvals/permits for the site;

                      (vii) Written evidence, satisfactory to Lender, that the Borrower owns or holds a valid Lease for the Station's transmitter site acceptable to Lender;

                      (viii) Such other agreements, certificates, opinions of counsel and documents that Lender may reasonably require.

         Section 4.2 Compliance. All of the representations and warranties of Borrower in this Loan Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, Borrower shall deliver to Lender a certificate, dated as of such date and signed by Borrower, certifying compliance with the conditions of this Section 4.2. Each disbursement of all or a portion of the Loan to Borrower shall in and of itself, constitute a representation and warranty that Borrower as of the date of such Loan, are in compliance with this Section and if Borrower is not in compliance with this Section, Lender shall not be required to disburse such Loan to Borrower.

         Section 4.3 Loan Disbursement. On the Closing Date, Lender shall deposit into an Escrow Account or Accounts, pursuant to Escrow Agreements acceptable in form and substance to Lender, the funds necessary to pay the Competing Applicants as approved by the FCC up to the amount of the Loan, with the provision that such funds shall be released only upon the FCC approval of the Settlement Agreements and the issuance of Borrower's construction permit for the Station becoming Final Orders as defined in the Asset Purchase Agreement attached to the Option Agreement.

         Section 4.4 Settlement. The Borrower shall use its best efforts to reach Settlement Agreements with the Competing Applicants and shall prepare and file with the FCC the necessary documentation seeking FCC approval of such Settlement Agreements and the FCC grant of Borrower's construction permit application for the Station. The Borrower will further agree not to take any action that is inconsistent with its obligations under this Agreement, or the agreements contemplated hereby, or that could hinder or delay the consummation of the transactions contemplated by this Agreement, or the agreements contemplated hereby, including any actions that would interfere with its efforts to reach a settlement with the Competing Applicants.

ARTICLE V REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and make the Loan, Borrower represents and warrants as follows:

         Section 5.1 Existence and Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing under the laws of any other jurisdiction in which it conducts its business, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Security Agreement, and all other documents that have been or will be executed and delivered by the Borrower pursuant to this Agreement (the "Loan Documents").

         Section 5.2 Authorizations, Compliance with Laws. The execution, delivery and performance by the Borrower of this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Security Agreement, and all other documents required to be executed and delivered by the Borrower pursuant to this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or (B) any provision of the charter or by-laws of the Borrower; or (ii) result in a breach of or constitute a default under any agreement or instrument to which the Borrower is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon the Borrower's properties or assets other than as contemplated by this Agreement.

         Section 5.3 No Consent. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, except for filing with the FCC, is or will be necessary for the valid execution, delivery and performance by the Borrower of this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Security Agreement, or any other document required to be executed and delivered by the Borrower pursuant to this Agreement.

         Section 5.4 Binding Obligations. This Agreement, the Note, any Leasehold Mortgage or Mortgage, the Security Agreement, the Pledge Agreement, and all other documents required to be executed and delivered by the Borrower or the Shareholder pursuant to this Agreement have been executed and delivered by a duly authorized officer of the Borrower and constitute legal, valid and binding obligations of the Borrower (or, in the case of this Agreement or the Pledge Agreement, of the Shareholder) enforceable in accordance with their respective terms.

         Section 5.5 Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, prospects, operation or condition (financial or otherwise) of the Borrower.

         Section 5.6 No Default. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which it is a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

         Section 5.7 Compliance with Laws. The Borrower has complied with all applicable federal, state and local laws. The Borrower has obtained all necessary licenses and permits required for the conduct of their business and operations or such licenses and permits have been applied for and are now being diligently pursued.

         Section 5.8 Taxes. The Borrower has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower in conformity with generally accepted accounting principles).

         Section 5.9 Title to Properties. The Borrower has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease, all such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby, and no mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of the Lender.

         Section 5.10 Absence of Undisclosed Liabilities. Except for (i) obligations arising under the Loan Documents, (ii) liabilities and obligations incurred pursuant to the terms of the Option Agreement, and (iii) liabilities incurred in the ordinary course of business (other than for borrowed money), Borrower has on the date hereof no material liabilities or obligations relating to the Station or otherwise of any nature, whether accrued, absolute, contingent or otherwise.

         Section 5.11 Solvency. Borrower has received, or has the right to receive, consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will Borrower be rendered insolvent by the execution and delivery of this Agreement, the Note or the other Loan Documents to Lender. Borrower is not engaged, and Borrower is not about to engage, in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder and under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts beyond its ability to pay them as they mature.

         Section 5.12 Material Misstatement. No statement made herein or information, exhibit or report furnished by Borrower to Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.

ARTICLE VI            COVENANTS OF BORROWER

         Section 6.1 Affirmative Covenants. So long as the Note shall remain unpaid, Borrower hereby covenants and agrees that it will, unless Lender shall otherwise consent in writing:

                  (a) Payment of Obligations. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Station or the Borrower; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with generally accepted accounting principles.

                  (b) Maintenance of Properties. Maintain and preserve all of the Borrower's properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (c) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                  (d) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of the Borrower's properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower and promptly upon execution thereof provide to Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name Lender as an additional loss payee or additional insured, as applicable, and shall provide that Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                  (e) Operations in Ordinary Course. Continue to operate the Borrower's business in the ordinary course.

                  (f) Perfection of Liens. Do all things requested by Lender to preserve and perfect as first liens and security interests the liens and security interests of Lender arising pursuant to the Security Agreement, any Mortgage or any other agreement required hereunder.

                  (g) FCC Approval. If counsel to Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Security Agreement, any Mortgage or any other document delivered to Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then Borrower, at its sole cost and expense, agree to use their best efforts to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent.

                  (h) Agreements. Comply with the Borrower's obligations under the Option Agreement, Time Brokerage Agreement, Construction Agreement and Lease Agreement.

                  (i) Information and Inspection. Insure that the Borrower shall furnish to Lender from time to time, upon request, full information pertaining to any covenant, provision or condition hereof, or to any matter connected with its books, records, operations, financial condition, properties, activities or business. At all reasonable times, Borrower shall permit any authorized representatives designated by Lender to visit and inspect any of the properties of the Borrower and its books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrower's affairs, finances and accounts with the management and independent accountants of the Borrower.

                  (j) Preservation of Existence. Preserve and maintain its respective corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

         Section 6.2 Negative Covenants. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, Borrower hereby covenants that it will not, without Lender's prior written approval:

                  (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for:
(i) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate at any one time; (ii) obligations or liabilities arising under the indemnification provisions of the Option Agreement.

                  (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                      (i) any security interest or lien created pursuant to or in connection with this Agreement or securing the Loan, the Security Agreement, or any Mortgage;

                     (ii) liens for taxes or assessments either not delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                     (iii) materialmen's, mechanics', carriers', workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                      (iv) deposits or pledges to secure payment of workers' compensation, unemployment insurance or other social security benefits or obligations; or

                       (v) any judgment lien, singly or aggregated with other judgment liens, in an amount less than Fifty Thousand Dollars ($50,000), unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.

                  (c) Disposition of Assets. Except pursuant to the terms of the Option Agreement, sell, transfer, lease or otherwise dispose of any of its assets or properties other than sales of assets in the ordinary course of business (which sales in the ordinary course of business shall expressly not include any transfer or assignment of any FCC License).

                  (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                  (e) Transfer or Issuance of Ownership Interests. Issue or permit the transfer of any shares of Capital Stock of Borrower or any options, warrants, convertible securities or other rights to purchase the Borrower's Stock. The preceding sentence shall not apply to issuances or transfers to the Lender.

                  (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

                  (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by Lender with respect to such assets.

                  (h) Transactions with Affiliates. Enter into any transaction or agreement, other than the Transaction Documents, with any affiliate of the Borrower.

                  (i) Contracts. Enter into any contract or commitment relating to its assets except for contracts involving aggregate payments of less than Twenty Thousand Dollars ($20,000) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

                  (j) Adverse Change. Suffer any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of the Borrower or the

Station, or any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower.

                  (k) Cancellation of Debts. Cancel any debts owed to or claims held by the Borrower.

                  (l) Write-Down. Suffer any significant write-down of the value of any assets or any significant write-off as uncollectible of any accounts receivable without the prior written consent of Lender except and as required by generally accepted accounting principles as required to present accurate financial information on the Borrower.

                  (m) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Station.

                  (n) Agreements. Terminate, amend or commit any material breach or default under the Option Agreement.

                  (o) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution, or incur any liability for the purchase, acquisition, redemption or retirement of any capital stock of the Borrower or as a dividend, return of capital or other payment or distribution of any kind to a shareholder of the Borrower or any affiliate of the Borrower (other than any stock dividend or stock split or similar distribution payable only in capital stock of the Borrower) in respect of the Borrower's capital stock.

         Section 6.3 Reporting Requirements. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless Lender shall otherwise consent in writing, furnish to Lender:

                  (a) Default Certificate. As soon as possible and in any event within five (5) business days after the occurrence of each Event of Default (as defined in Section 7.1) of which the Borrower has knowledge, the statement of Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

                  (b) Financial Statements. Quarterly financial statements within thirty (30) days after the end of each fiscal quarter; within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited financial statements for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such fiscal year, statements of income and expense of the Borrower for such fiscal year, and a statement of cash flow of Borrowers for such fiscal year, in each case prepared by an independent public accountant of recognized standing acceptable to Lender, except that Lender may waive the audit requirement and accept a review of the Borrower's financial records.

                  (c) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower in which the claim involved is Five Thousand Dollars ($5,000) or more and of any other matter of the type described in Section 5.6.

                  (d) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower or the Station as Lender may from time to time reasonably request.

ARTICLE VII           EVENTS OF DEFAULT

         Section 7.1 Events of Default. Under this Agreement, an Event of Default shall be any of the following:

                  (a) Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to Lender when due whether at the due date thereof or by acceleration or otherwise, and, in the case of any installment of interest, such default shall remain unremedied for a period of five (5) days; or

                  (b) The security interest or lien of Lender in any material portion of the collateral covered by the Security Agreement, or any Mortgage shall at any time not constitute a legal, valid and enforceable security interest or lien; or

                  (c) Any representation or warranty made by Borrower herein, in the Security Agreement or any Mortgage, or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, any Mortgage, the Security Agreement shall prove to have been incorrect in any material respect when made; or

                  (d) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, any Mortgage, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender; or

                  (e) The Borrower shall fail to pay any indebtedness for borrowed money owing by the Borrower or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness; or

                  (f) Either (i) the Borrower shall fail to pay its debts as they mature in the ordinary course of business; or (ii) the Borrower shall file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) the Borrower shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or
(iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall continue undischarged for a period of thirty (30) days; or (v) an involuntary case is commenced against the Borrower under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (vi) the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower and shall remain undismissed for a period of thirty (30) days; or (viii) the Borrower shall take any action for the purpose of effectuating the foregoing; or

                  (g) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower; or

                  (h) There shall be a cancellation, denial or revocation of any material FCC License for the Station (including the Construction Permit), the Borrower shall be finally denied renewal of any such FCC License, or any such FCC License shall be renewed on terms that materially adversely affect the economic or commercial value or usefulness thereof; or

                  (i) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of Fifty Thousand Dollars ($50,000), or (ii) in the aggregate at any time an amount in excess of Fifty Thousand Dollars ($50,000), and in either case not adequately covered by insurance as to which the insurance Borrower has acknowledged coverage, shall be entered or filed against the Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                  (j) Any material adverse effect upon or change in (a) the properties, assets, business, operations, financial condition, prospects or liabilities of the Borrower or on the ability of the Borrower to conduct its business, (b) the ability of the Borrower, or any other party to a Loan Document (other than Lender) to perform its obligations hereunder, or under any other Loan Document to which it is a party, (c) the validity or enforceability of this Agreement, the Note, any other Loan Document, (d) the rights or remedies of Lender under this Agreement, the Note, any other Loan Document, or at law or in equity or (e) the value of any material collateral granted to Lender pursuant to any Loan Document shall occur.

         Section 7.2 Effect of Event of Default. Should any Event of Default occur, Lender may at its option by written notice to Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of Borrower to Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under Section 7.1(g), all the obligations of Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to Borrower required from Lender. Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement, and any Mortgage or Leasehold Mortgage, which provisions are hereby incorporated by reference.

ARTICLE VIII          MISCELLANEOUS

         Section 8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.2 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement, or any Mortgage, nor consent to any departure by Borrower therefrom, shall in any event be effective unless in writing, signed by Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         Section 8.3 Conflicts. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement, or any Mortgage, the provisions of this Agreement shall control.

         Section 8.4 Address for Notices. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:


If to Borrower:      Messrs. Michael and Steven Roberts
                     Roberts Broadcasting Company of Albuquerque
                     1408 N. Kingshighway Boulevard, Suite 300
                     St. Louis, Missouri   63113

If to Lender:        Mr. Lowell W. Paxson
                     Paxson Communications of Albuquerque-14, Inc.
                     601 Clearwater Park Road
                     West Palm Beach, Florida  33401

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

         Section 8.5 Expenses. Borrower agrees to pay on demand all costs and expenses incurred by Lender directly in the enforcement of this Agreement, the Note, the Security Agreement, any Mortgage, and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation out of court, in trial, on appeal or in proceedings under any bankruptcy or insolvency law or otherwise. In addition, Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery or recordation of any instruments and documents to be delivered hereunder. In addition, Borrower agrees to pay (i) all the actual and reasonable costs and expenses of Lender in connection with the negotiation, preparation and execution of the Loan Documents and all the costs of furnishing all opinions by counsel for Borrower, and of Borrower performance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on its part to be performed or complied with including, without limitation, confirming compliance with environmental and insurance requirements;
(ii) the reasonable fees, expenses and disbursements of counsel to Lender (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loan and any consents, amendments, waivers or other modifications hereto or thereto; and (iii) all the actual and reasonable costs and expenses of creating and perfecting liens in favor of Lender pursuant to any Loan Document.

         Section 8.6 Binding Effect; Assignment. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of Lender. Lender shall be permitted to assign, without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Loan Agreement (x) to one or more other affiliates of Lender, and, upon any such assignment, each reference herein or in such other document to "Lender" shall be deemed to be and include a reference to such other affiliate and (y) to creditors of Lender or its affiliates as security for indebtedness of Lender or such affiliates. For purposes of this section, the term affiliate shall mean, as applied to any entity or individual, any other entity or individual directly or indirectly controlling, controlled by, or under common control with, that entity or individual. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with"), as applied to any entity or individual, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity or individual, whether through the ownership of voting securities, partnership interests or otherwise by contract.

         Section 8.7 Governing Law. This Agreement, the Note, the Security Agreement, and related documents shall be governed by, and construed in accordance with, the laws of the State of Florida with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof.

         Section 8.8 Severability of Provisions. Any provision of this Agreement, the Note, the Security Agreement, or any Mortgage that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

         Section 8.9 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 8.10 Rights Affected by Extensions. The rights of Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of Borrower or any endorser, guarantee, or surety.

         Section 8.11 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of Borrower to Lender hereunder have been paid in full.

         Section 8.12 FCC Compliance. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, but without limiting or waiving Borrower's obligations hereunder or under any of the other Loan Documents, Lender's remedies hereunder and under the other Loan Documents are subject to compliance with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC, and Lender will not take any action pursuant to this Agreement or any of the other Loan Documents that would constitute or result in any assignment of any FCC authorization held by the Borrower or any change of control of the Station if such assignment or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the other Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Borrower by Lender or control, affirmative or negative, direct or indirect, of Borrower by Lender, over the programming, management or any other aspect of the operation of Borrower, which ownership and control remain exclusively and at all times in Borrower until such time as Lender has complied with such law, rules, regulations and policies.

         Section 8.13 Further Assurances. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of Lender hereunder or thereunder.

         Section 8.14 Indemnification. Borrower hereby indemnifies and holds harmless Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

         Section 8.15 Waiver. EACH OF LENDER AND BORROWER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWERS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

         Section 8.16 Maximum Interest. Lender and Borrower intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("Maximum Rate"), or obligate Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower of, interest at a rate greater than the Maximum Rate. Lender and Borrowers further agree that:

                      (i) if any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection 8.16 shall govern, and neither Borrowers nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;

                      (ii) if at any time the amount of interest under any of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;

                      (iii) if the maturity of any Loan Document is accelerated for any reason, or in the event of any prepayment by Borrower, or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;

                      (iv) if it should be held that any interest payable or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and

                       (v) the spreading, prorating and amortizing of interest over the Maturity Date of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                 PAXSON COMMUNICATIONS
                                                 OF ALBUQUERQUE-14, INC.

                                                 By: /s/ William L. Watson
                                                    ----------------------------
                                                     Name:  William L. Watson
                                                     Title: Secretary

                                                 ROBERTS BROADCASTING
                                                 COMPANY OF ALBUQUERQUE

                                                 By: /s/ Michael V. Roberts
                                                    ----------------------------
                                                     Name:  Michael V. Roberts
                                                     Title: Secretary/Treasurer
                                                             and Director